                                            Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-147217 and File No. 333-234665) of Compass Diversified Holdings of our report dated April 28, 2020, except for the effects of the revisions discussed under Adjustments to Financial Statements in Note 1 to the consolidated financial statements, as to which the date is December 28, 2020, relating to the financial statements of Boa Technology, Inc., which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
December 28, 2020